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Exhibit 10(a)

                                Eaton Corporation

                Plan for the Deferred Payment of Directors' Fees
  (originally adopted in 1985 and amended effective as of September 24, 1996, January 28, 1998, January 23, 2002 and February 24, 2004)

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                                    ARTICLE I

                              ESTABLISHMENT OF PLAN

1.01 "Establishment of Plan and Effective Date": Eaton Corporation (the "Company") has established this Plan for the Deferred Payment of Directors' Fees(the "Plan") effective as of October 23, 1985. The Plan was amended and restated as of September 24, 1996, January 28, 1998, January 23, 2002 and February 24, 2004.

1.02 "Statement of Purpose": It is the purpose of the Plan to attract and retain qualified persons to serve as Directors of the Company by enabling such Directors to defer some or all fees which may be payable to them for future services as a member of the Board of Directors of the Company or as chairman or a member of any committee of the Board.

                                       22

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                                   ARTICLE II

                                   DEFINITIONS

            When used herein the following terms shall have the meanings indicated unless a different meaning is clearly required by the context:

2.01        "Board":  The Board of Directors of Eaton Corporation.

2.02 "Change in Control of the Company": For purposes of the Plan, a "Change in Control of the Company" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities,
           (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act")) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company,
           (iv) any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (v) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period. For purposes of the Plan, ownership of voting securities shall take into account and include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) of the Exchange Act (as then in effect).

2.03 "Committee": The Governance Committee of the Board which shall have full power and authority to administer and interpret, in its sole discretion, the provisions of the Plan.

2.04       "Company":  Eaton Corporation and its corporate successors.

2.05 "Compensation": The total annual fees paid to a Participant for services as a Director of the Company including the annual retainer fee, Board meeting attendance fees, additional annual retainer fees paid to Board Committee chairmen and any other fees paid by the Company for services as a Director of the Company.

2.06 "Deferral Plans": The Company's plan of the same name as this Plan and this Plan.

2.07 "Deferred Account Balance": At any particular date, the total of all Compensation deferred under the Plan and earnings credited thereto less the amount of any deferred Compensation previously paid to the Participant.

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2.08       "Deferred Compensation Agreement": The written agreement between the
           Company and a Participant substantially in the form attached hereto as Exhibit A and made a part hereof.

2.09 "Designated Beneficiary": One or more beneficiaries, as designated by a Participant in a written form filed with the Vice President and Secretary of the Company and approved by the Committee, to whom payments otherwise due to or for the benefit of the Participant hereunder shall be made in the event of his death prior to the commencement of benefit payments hereunder or the complete payment of such benefit. In the event no such written designation is made by a Participant or if such Designated Beneficiary shall not be in existence at the time of the Participant's death or if such Designated Beneficiary predeceases the Participant, the Participant shall be deemed to have designated his estate as the Designated Beneficiary.

2.10 "Failure to Pay": The circumstances described in either (i) or (ii) have occurred:

           (i) Any Participant shall have notified the Company and the Trustee in writing that the Company shall have failed to pay to the Participant, when due, either directly or by direction to the trustee of any trust holding assets for the payment of benefits pursuant to the Plan, at least 75% of any and all amounts which the Participant was entitled to receive at any time in accordance with the terms of the Plan, and that such amounts remain unpaid. Such notice must set forth the amount, if any, which was paid to the Participant, and the amount which the Participant believes he or she was entitled to receive under the Plan. The failure to make such payment shall have continued for a period of 30 days after receipt of such notice by the Company, and during such 30-day period the Company shall have failed to prove, by clear and convincing evidence as determined by the Trustee in its sole and absolute discretion, that such amount was in fact paid or was not due and payable; or

           (ii) More than two Participants shall have notified the Company and the Trustee in writing that they have not been paid when due, either directly or by direction to the Trustee, amounts to which they are entitled under the Plan and that such amounts remain unpaid. Each such notice must set forth the amount, if any, which was paid to the Participant, and the amount which the Participant believes he was entitled to receive under the Plan. Within 15 days after receipt of each such notice, the Trustee shall determine, on a preliminary basis, whether any failure to pay such Participants has resulted in a failure to pay when due, directly or by direction, at least 75% of the aggregate amount due to all Participants under all the Deferral Plans in any two-year period, and that such amounts remain unpaid. If the Trustee determines that such a failure has occurred, then it shall so notify the Company and the Participants in writing within the same 15 day period. Within a period of 20 days after receipt of such notice from the Trustee, the Company shall have failed to prove by clear and convincing evidence, in the sole and absolute discretion of the Trustee, that such amount was paid or was not due and payable.

2.11 "Funded Amount": With respect to the account of any Participant, the value of any assets which have been placed in a grantor trust established by the Company to pay benefits with respect to that account, as determined at the time initial payments are to be made pursuant to the selections made by the Participants in accordance with Section 6.03.

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2.12       "Lump Sum Payment": The lump sum amount which is equal to the then present value of the payment, in fifteen annual payments commencing on the date of the lump sum payment, of the Participant's Deferred Account Balance plus a rate of return thereon equal to the rate or rates of interest specified in the Participant's Deferred Compensation Agreement throughout that fifteen year period, discounted with a rate of interest equal to "Moody's Corporate Bond Yield Average - Monthly (Average Corporates)" most recently published by Moody's Investor Services, Inc., or any successor thereto, at the time of the calculation.

2.13       Reserved.

2.14 "Normal Plan Participation Termination Date": The date of the Annual Meeting of the Company's shareholders immediately following the date a Participant attains the age of sixty-eight (68).

2.15 "Participant": A Director who is or hereafter becomes eligible to participate in the Plan and does participate by electing, in the manner specified herein, to defer Compensation pursuant to the Plan.

2.16 "Plan": This Plan for the Deferred Payment of Directors' Fees as contained herein which was originally effective as of October 23, 1985, and which has been amended from time to time thereafter.

2.17 "Regular Annuity Starting Date": The April 1st immediately following a Participant's Normal Plan Participation Termination Date.

2.18 "Termination and Change in Control": The termination of the service as a Director of a Participant for any reason whatsoever prior to a Change in Control, upon a Change in Control or during the three-year period immediately following a Change in Control.

2.19 "Trustee": Shall mean the trustee of any trust which holds assets for the payment of the benefits provided by the Plan.

                                       25

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                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.01 "Eligibility": Any Director of the Company who is separately compensated for his services on the Board and who is first elected to the Board prior to 1996 shall be eligible to participate under the Plan. Directors who serve as either an officer or an employee of the Company, or who are first elected after 1995, shall not be eligible to participate under the Plan.

3.02       "Manner of Election":

           (a) Any person wishing to commence participation in the Plan must file a signed copy of the Deferred Compensation Agreement in the form attached as Exhibit A with the Vice President and Secretary of the Company at Eaton Center, Cleveland, Ohio 44114. If the Company accepts the Election, an eligible Director shall become a Participant in the Plan as of December 1, 1985 for an Election filed in 1985 and as of the January 1st immediately following the date an Election is filed in any year after 1985 if such Election is filed prior to December 1 of such year. Upon the request of a Participant, the Committee may in its sole discretion approve the termination of future deferrals by such Participant.

           (b) The Board shall be vested with the authority to deny Participants the opportunity to defer future Compensation pursuant to the Plan for any reason if such denial is applied equitably to all Participants; provided, however, that the foregoing authority does not apply to any Participant's right to continue to defer the amount constituting his then existing Deferred Account Balance and any past and future earnings thereon, which amounts shall continue to be deferred and/or paid in accordance with the other terms and conditions of this Plan.

3.03       "Limits on Deferred Compensation":

           (a) Subject to required minimum and maximum annual limitations on the amount of Compensation which may be deferred equal to $5,000 and $30,000, respectively, a Participant may defer all or any portion of his future Compensation which is earned during a period of at least four (4) years (16 full calendar quarters) or for the period to his Normal Plan Participation Termination Date, if earlier, or for any period of time longer than four years which ends prior to his Normal Plan Participation Termination Date. Nothing contained in the Plan shall restrict any Director of the Company from participating in or deferring compensation pursuant to any other Company plan for the deferral of Directors' fees.

           (b)        Notwithstanding the annual limitations imposed under
                      Section 3.03(a), an eligible Participant under the Plan may elect, in the manner specified in Section 3.02, prior to December 1, 1985, to have all or part of his Compensation which was deferred under the 1980 Plan to be held and distributed in accordance with the terms and conditions of the Plan.

                                       26

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                                   ARTICLE IV

                                    BENEFITS

4.01       "Normal Plan Participation Termination Benefit":

           (a) The Normal Plan Participation Termination Benefit is a level fifteen (15) year annuity payable to a Participant after his Normal Plan Participation Termination Date in fifteen (15) equal annual installments commencing on the Participant's Regular Annuity Starting Date and continuing on the anniversary of that date each year thereafter until fifteen (15) annual payments have been made;

           (b) The Normal Plan Participation Termination Benefit shall be calculated by reference to the Participant's total Compensation deferred under the Plan and the rate or rates of interest specified in his Deferred Compensation Agreement; provided, however, that the Committee may determine, in its sole discretion, to pay the Normal Plan Participation Termination Benefit in a Lump Sum Payment.

4.02 "Early Termination Benefit": The Normal Plan Participation Termination Benefit provided under the Plan is based on the assumption that each Participant will defer a specified amount of Compensation for a specified period of time of not less than (4) years or to his Normal Plan Participation Termination Date, if earlier. In the event a Participant has not deferred Compensation in accordance with the terms and conditions of the Plan for at least four (4) years, resigns as a Director of the Company on a date which is before i) the end of the deferral period he elected or ii) his Normal Plan Participation Termination Date, and iii) any Proposed Change in Control of the Company, then in lieu of the Normal Plan Participation Termination Benefit described in Section 4.01(a) hereof, the Participant shall be entitled to receive an Early Termination Benefit either at age 68 or at the date of his termination as a Director, as determined by the Committee in its sole discretion. The Early Termination Benefit shall be equal to his Deferred Account Balance at the time of his termination as Director and shall be payable in a lump sum or in up to fifteen (15) equal annual installments, as determined by the Committee in its sole discretion. To the Early Termination Benefit payable to a Participant under this Section 4.02 shall be added interest at the rate specified in his Deferred Compensation Agreement, compounded annually, and credited on the unpaid deferred Compensation from the date of termination until the date paid by the Company.

4.03 "Entitlement to Normal Plan Participation Termination Benefit After a Change in Control of the Company": Notwithstanding anything to the contrary herein, if within three years after a Change in Control of the Company any Participant who, before his Normal Plan Participation Termination Date, is removed as a Director of the Company by a vote of the shareholders, resigns as a Director of the Company, completes his term of office as a Director of the Company and is not re-elected for the next successive term or is otherwise unable to defer additional Compensation for a full (4) years or until his Normal Plan Participation Termination Date, whichever is earlier, because of any amendment, suspension or termination of the Plan, shall be entitled to receive the Normal Plan Participation Termination Benefit payable as provided in Section 4.01(a) based upon his then existing Deferred Account Balance.

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                                    ARTICLE V

                                SURVIVOR BENEFIT

5.01 "Survivor Benefit": Upon the occurrence of any of the following events, the Company shall pay to a Participant's Designated Beneficiary a benefit as defined in this ARTICLE V (herein referred to as a "Survivor Benefit"):

           (a) The death of a Participant while serving as a Director of the Company; or

           (b) The death of a Participant after becoming entitled to a Normal Plan Participation Termination Benefit or an Early Termination Benefit but prior to commencement of payment of either such benefit.

5.02 "Amount of Survivor Benefit": The Survivor Benefit shall be an amount equal to the Participant's Deferred Account Balance at the date of his death together with interest thereon, compounded annually, from the date Compensation was deferred until the date it is completely paid by the Company (a "Deferral Period") at a rate equal to the prime rate set forth in The Wall Street Journal (or any successor thereto) (hereinafter referred to as the "Prime Rate") from time to time during the Deferral Period. The Survivor Benefit shall be paid either in a lump sum or in up to fifteen (15) annual installments, as determined by the Committee in its sole discretion.

5.03 "Survivor Benefit After Commencement of Benefit Payments to the Participant": In the event a Participant who has begun to receive benefit installment payments under the Plan dies prior to full payment of his Normal Plan Participation Termination Benefit or Early Termination Benefit, all remaining payments due hereunder shall be made to such Participant's Designated Beneficiary, either in a lump sum or in installments, in such amounts and over such periods, not exceeding the remaining period from the date of the Participant's death, as the Committee may direct in its sole discretion.

                                       28

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                                   ARTICLE VI

                        CERTAIN PAYMENTS TO PARTICIPANTS

6.01 "Termination and Change in Control": Notwithstanding anything herein to the contrary, upon the occurrence of a Termination and Change in Control, the Participants shall be entitled to receive from the Company the payments as provided in Section 6.03.

6.02 "Failure to Pay": Notwithstanding anything herein to the contrary, upon the occurrence of a Failure to Pay, each Participant covered by the situation described in clause (i) of the definition of Failure to Pay, or each of the Participants in the event of a situation described in clause (ii) of that definition, as the case may be, shall be entitled to receive from the Company the payments as provided in Section 6.03.

6.03 "Payment Requirement": No later than the first to occur of (i) six months following the date hereof for any current Participant, (ii) a Termination and Change in Control or a Failure to Pay for any current Participant or (iii) the date upon which any person who is not a current Participant upon the date hereof becomes a Participant, each Participant shall select one of the payment alternatives set forth below with respect to that portion of the Participant's account equal to the full amount of the account minus the Funded Amount, and with respect to that portion of the account equal to the Funded Amount. The payment alternatives selected with respect to the two portions of the account need not be the same. The payment alternatives are as follows:

           (a) a Lump Sum Payment within 30 days following the Termination and Change in Control or Failure to Pay, as the case may be;

           (b) payment in monthly, quarterly, semiannual or annual payments, over a period not to exceed fifteen years, as selected by the Participant at the time provided in the first paragraph of this Section 6.03, commencing within 30 days following the Termination and Change in Control or Failure to Pay, as the case may be, which are substantially equal in amount, except that earnings attributable to periods following Termination and Change in Control or Failure to Pay at the rate or rates of interest specified in the Participant's Deferred Compensation Agreement shall be included with each payment. Payment shall be made to each such Participant in accordance with his selected alternative as provided in Sections 6.01 and 6.02.

                                       29

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                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

7.01 "Right to Amend and Terminate the Plan": The Company fully expects to continue the Plan but it reserves the right, at any time or from time to time, by action of the Committee, to modify or amend the Plan, in whole or in part. In addition, the Company reserves the right by action of the Committee to terminate the Plan, in whole or in part, at any time and for any reason, including, but not limited to, adverse changes in the federal tax laws. Notwithstanding anything herein to the contrary, no amendment, modification or termination of the Plan shall, without the consent of the Participant, alter this provision or impair any of the Participant's rights under the Plan with respect to benefits accrued prior to such amendment, modification or termination.

7.02        "Plan Termination Benefit":

           (a) In the event of the complete termination of the Plan, each Participant shall be entitled to receive an amount equal to his then Deferred Account Balance (other than amounts initially deferred under the 1980 Plan which will continue to be held in accordance with the terms of the Plan) together with interest thereon at the Prime Rate in effect from time to time during such Deferral Period, compounded annually, and credited from the date of deferral until the date paid by the Company (hereinafter referred to as a "Plan Termination Benefit"). As determined by the Committee in its sole discretion, the Plan Termination Benefit shall be payable either in a lump sum or in up to fifteen (15) annual installments commencing at the time elected by the Participant in his Deferred Compensation Agreement prior to the Deferral Period.

           (b) In the event of a Participant's death prior to the complete payment of the benefits provided under this
                      Section 8.02, all remaining payments due hereunder shall be made to the Participant's Designated Beneficiary in the same amount as was being received by the Participant.

7.03 "Right to Amend or Terminate the Plan After a Change in Control of the Company": Notwithstanding anything to the contrary herein, no amendment shall be made to the Plan after a Change in Control of the Company which would alter or impair this Section 7.03 or any rights or obligations under the Plan in relation to any Participant without the prior written consent of the Participant; and in the event of complete termination of the Plan after a Change in Control of the Company, each Participant shall be entitled to receive his Normal Plan Participation Termination Benefit, if greater than the Plan Termination Benefit, payable as provided in Section 4.01(a) based upon his then existing Deferred Account Balance.

                                       30

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                                  ARTICLE VIII

                                  MISCELLANEOUS

8.01 "Non-Alienation of Benefits": Subject to any federal statute to the contrary, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under the Plan shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If a Participant or his Designated Beneficiary (if entitled to benefits under the Plan) shall become bankrupt, or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant or his spouse, children, or other dependents, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper.

8.02 "No Trust Created": The obligations of the Company to make payments hereunder shall constitute a liability of the Company to the Participant. Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payments shall be made, and neither a Participant nor Designated Beneficiary shall have any interest in any particular asset of the Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant or any other person.

8.03 "No Employment Agreement": The Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Neither shall the execution of the Plan nor any action taken by the Company pursuant to the Plan be held or construed to confer on a Participant any legal right to be continued as Director of the Company, in an executive position or in any other capacity with the Company whatsoever; nor shall any provision herein restrict the right of any Participant to resign as a Director.

8.04 "Binding Effect": Obligations incurred by the Company pursuant to the Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant or his Designated Beneficiary.

8.05 "Claims for Benefits": Each Participant or Designated Beneficiary must claim any benefit to which he may be entitled under this Plan by filing a written notification with the Vice President and Secretary of the Company. The Committee shall make all determinations with respect to such claims for benefits. If a claim is denied by the Committee, it must be denied within a reasonable period of time in a written notice stating the following:

           (a)        The specific reason for the denial.

           (b) The specific reference to the Plan provision on which the denial is based.

           (c) A description of additional information necessary for the claimant to present his claim, if any, and an explanation of why such information is necessary.

                                       31

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           (d)        An explanation of the Plan's claims review procedure.

           The claimant may have a review of the denial by the Committee by filing a written notice with the Vice President and Secretary of the Company within sixty (60) days after the notice of the denial of his claim.

           The written decision by the Committee with respect to the review must be given within one hundred and twenty (120) days after receipt of the written request.

8.06 "Entire Plan": This document and any amendments hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

                                       32

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                                   ARTICLE IX

                                  CONSTRUCTION

9.01 "Governing Law": The Plan shall be construed and governed in accordance with the law of the State of Ohio.

9.02 "Gender": The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

9.03 "Headings, etc.": The cover page of the Plan, the Table of Contents and all headings used in this Plan are for convenience of reference only and are not part of the substance of the Plan.

                                       33

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                                                                       EXHIBIT A

                         DEFERRED COMPENSATION AGREEMENT

            THIS AGREEMENT is made this ________ day of ___________________, 20_, between EATON CORPORATION (hereinafter the "Company"), an Ohio corporation, and _______________________, a non-employee Director of the Company (hereinafter called "Participant").

            WHEREAS, the Board of Directors of the Company has approved a Plan for the Deferred Payment of Directors' Fees (the "Plan") for the purpose of attracting and retaining qualified persons to serve as Directors of the Company;

            WHEREAS, the Plan provides that a Director becomes a participant under the Plan upon the execution and delivery by him of a Deferred Compensation Agreement, in the form of this Agreement, to the Administrative Committee under the Plan, and the acceptance of such agreement by the Company;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Participant hereby agree as follows:

         1. Participation. This Agreement is made to evidence the Participant's participation in the Plan, to set forth the amount of the Participant's Compensation to be deferred thereunder and to establish the interest rates to be used to calculate the Participant's Normal Plan Participation Termination Benefit and his Early Termination Benefit under the Plan.

         2. The Plan Controls. The Plan (and all its provisions), as it now exists and as it may be amended hereafter, is incorporated herein and made a part of this Agreement, and the provisions of the Plan, as it may be amended from time to time, shall control the terms and conditions of this Agreement and anything contained herein which is inconsistent with the Plan, as so amended, shall be of no force or effect.

         3. Definitions. When used herein, the terms which are defined in the Plan shall have the meanings given them in the Plan.

         4. No Interest Created. Neither the Participant nor his Designated Beneficiary shall have any interest in any specific asset of the Company, including policies of insurance. The Participant and his Designated Beneficiary shall have only the right to receive the benefits provided under the Plan.

         5. Deferrals. Pursuant to ARTICLE III of the Plan, the Participant hereby elects to defer the receipt of, and the Company hereby elects to defer the payment of, future Compensation in the amount of_________________ dollars ($_______________________ ) for each calendar year during the period of________________________ to
         ____________________.

         6. Normal Plan Participation Termination Benefit Interest Rate. The Participant's Normal Plan Participation Termination Benefit shall be determined by crediting interest to the Participant's total Compensation deferred under the Plan (including amounts transferred from the Company's Plan for the Deferred Payment of Directors' Fees established as of June 1, 1980) at the rate of ____ % compounded annually from the date of deferral until paid by the Company.

         7. Early Termination Benefit Interest Rate. In accordance with ARTICLE IV of the Plan, interest shall be credited to the Early Termination Benefit at a rate equal to ____%, compounded annually.

         8. Disposition In the Event of Plan Termination. In the event the Company determines to terminate the Plan, the Participant hereby elects to have his Plan Termination Benefit (other than amounts transferred from the 1980 Plan) distributed as indicated by the Participant below:
         (The Participant should check only one of the boxes below and sign his initials in the opposite blank).

         _________          I hereby elect to have payment of the Plan
                            Termination Benefit commence within a
         initials           reasonable period of
                            time after the Plan termination date; or

         _________          I hereby elect to have the Plan Termination Benefit
                            be retained by the Company, credited with
         initials           interest during the Deferral Period, compounded
                            annually, at the Prime Rate and paid commencing upon the earlier to occur of my Normal Plan
                            Participation Termination
                            or my resignation from the Board of Directors of the Company.

         The Company shall determine in its sole discretion whether the Plan Termination Benefit shall be paid in a lump sum or in up to fifteen
         (15) annual installments.

         9. Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Company and the Participant, and no representations, promises, agreements, or understandings, written or oral, not contained herein shall be of any force or effect.

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